UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2025

NKGen Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street

Santa Ana, CA, 92705

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 396-6830

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKGN	OTC Expert Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NKGNW	OTC Expert Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Asia Advisors Limited Securities Purchase Agreement

On September 18, 2025, NKGen Biotech, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with Asia Advisors Limited (the “Purchaser”), pursuant to which the Company agreed to issue and sell, and the Purchaser agreed to purchase, an aggregate of 10,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $0.25 per share (the “Share Price”), for an aggregate purchase price of $2,500,000.00.

In addition to the Shares, the Company issued to the Purchaser a common stock purchase warrant (the “Warrant”) to purchase up to 20,000,000 shares of common stock, exercisable at the Share Price.

In connection with the SPA, the Company and Purchaser entered into a letter agreement (the “Letter Agreement”) that provides the Purchaser with the option, in its sole discretion, to purchase up to an additional 20,000,000 shares of the Company’s common stock at a price of $0.25 per share at any time within twelve (12) months from the date of the Letter Agreement.  In connection with any such additional purchase, the Company will also issue to the Purchaser common stock purchase warrants to acquire up to an additional 20,000,000 shares of common stock at an exercise price of $0.25 per share, with the number of warrants issued pro rata to the number of shares purchased.  The Letter Agreement further provides that, in the event the exercise prices of a majority of the warrants issued in connection with the Company’s outstanding unsecured convertible debt are reset below $0.25 in connection with a future issuance of securities, the purchase price for any shares issuable under the Letter Agreement and the exercise price of any unexercised warrants (including those issued under the original SPA) will be reset to such lower price.  Additionally, the Letter Agreement contemplates the establishment of a business advisory board, which will include a representative designated by the Purchaser for so long as the Purchaser owns at least 10% of the Company’s outstanding common equity.

The offering and sale of the Shares and the Warrant (collectively, the “Securities”) were made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Securities have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from the Securities Act’s registration requirements.

The foregoing description of the SPA, Letter Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, Letter Agreement and Warrant, which are filed as Exhibits 10.1, 10.2, and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Securities were issued and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Purchaser represented that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Securities have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Common Stock Purchase Warrant, dated September 18, 2025, by and between NKGen Biotech, Inc. and Asia Advisors Limited.
10.1	Stock Purchase Agreement, dated September 18, 2025, by and between NKGen Biotech, Inc. and Asia Advisors Limited.
10.2	Letter Agreement, dated September 18, 2025, by and between NKGen Biotech, Inc. and Asia Advisors Limited.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NKGEN BIOTECH, INC.

Date: September 24, 2025	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer
(Principal Executive Officer)

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